OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753 7200


                                                     July 14, 1997






Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      Quigley Corporation-
                           REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form SB-2 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Quigley Corporation, a Nevada corporation (the "Company"). The Registration Statement relates to an aggregate of 5,480,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"). The Shares will be issued by the Company to the Selling Shareholders named in the Registration Statement upon the exercise of outstanding warrants.

                  We advise you that we have examined, among other things, originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

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Securities and Exchange Commission
July 14, 1997
Page -2-

                  Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and will be validly issued, fully paid and non-assessable upon the exercise of the warrants, subject, however, to receipt by the Company of the exercise price for the warrants in accordance with their respective terms.

                  We hereby consent to use of this opinion in the Registration Statement and Prospectus, and to the use of our name in the Prospectus under the caption "Legal Matters".

                                     Very truly yours,


                                     /S/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
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                                         OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP